FORM OF SECURITIES PURCHASE AGREEMENT

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement and Investor Questionnaire)

A. Complete the following items in the Securities Purchase Agreement and in the Investor Questionnaire:

1.
Provide the information regarding the investor requested on the signature pages (pages 3 and 22). Please submit a separate Securities Purchase Agreement and Investor Questionnaire for each individual fund/entity that will hold the Securities. The Securities Purchase Agreement and the Investor Questionnaire must be executed by an individual authorized to bind the investor.

2.	Return the signed Securities Purchase Agreement and Investor Questionnaire to:

Innovo Group Inc. 5901 South Eastern Avenue Commerce, CA 90040 Attn: Marc B. Crossman, CEO, President and CFO Phone: (323) 837-3703 Fax: (323) 837-3790

An executed original Securities Purchase Agreement and Investor Questionnaire or a fax thereof must be received by 2:00 p.m., Pacific time, on a date to be determined and distributed to the investor at a later date.

B.	Instructions regarding the transfer of funds for the purchase of Securities will be faxed to the investor by the Company at a later date.

C.	Resales of the Securities after the Registration Statement covering the Securities is effective shall be made in accordance with the provisions of the Securities Purchase Agreement.

SECURITIES PURCHASE AGREEMENT

Innovo Group Inc.
5901 South Eastern Avenue
Commerce, CA 90040

Ladies & Gentlemen:

The undersigned, _____________, (the “Investor”), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the “Agreement”) is made as of June 27, 2007 between Innovo Group Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance of (x) up to 2,500,000 shares of common stock (the “Issued Shares”) of the Company, $0.10 par value per share (the “Common Stock”), and (y) warrants (the “Warrants”), in the form attached hereto as Annex II, to purchase up to 800,000 shares of Common Stock (the “Warrant Shares”), to certain investors in a private placement (the “Offering”).

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor 800,000 shares, for a purchase price of $1.25 per share, or an aggregate purchase price of $1,000,000.00 pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”) and the Warrant to purchase 240,000 Warrant Shares attached as Annex II. Unless otherwise requested by the Investor, certificates representing the Issued Shares and Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).

AGREED AND ACCEPTED:

Innovo Group Inc.	Investor:______________________________________________

By: __________________________________________________

___________________________________________	Print Name: ____________________________________________
By: Marc Crossman
Title: CEO, President & CFO	Title: Authorized Signatory

Address: ______________________________________________
_____________________________________________

Tax ID No.: _____________________________________________

Contact name:___________________________________________

Telephone:_____________________________________________

Name in which shares and warrant should be registered (if different):
N/A

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to these Terms and Conditions, the Company has authorized the sale of (x) up to 2,500,000 shares of Common Stock (the “Issued Shares”), and (y) warrants, in the form attached hereto as Annex II (the “Warrants”), to purchase up to 800,000 shares of Common Stock (the “Warrant Shares”).

2. Agreement to Sell and Purchase the Securities; Subscription Date.

2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, (x) the number of Issued Shares set forth in Section 3 of the Securities Purchase Agreement to which these Terms and Conditions are attached, and (y) a Warrant to purchase up to the number of Warrant Shares set forth in Section 3 of the Securities Purchase Agreement to which these Terms and Conditions are attached, at the aggregate purchase price set forth thereon.

2.2 The Company may enter into the same form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors (the “Other Investors”) and expects to complete sales of Issued Shares and Warrants (collectively, “Securities”) to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached and the Securities Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”) The Company may accept executed Agreements from Investors for the purchase of Securities commencing upon the date on which the Company provides the Investors with the proposed purchase price per share and concluding upon the date (the “Subscription Date”), on which the Company has executed Agreements with Investors for the purchase of Securities. The Company may not enter into any Agreements after the Subscription Date.

3. Delivery of the Securities at Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur on June 27, 2007, (the “Closing Date”), at the offices of the Company. At the Closing, the Company shall deliver to the Investor (x) one or more stock certificates representing the number of Issued Shares set forth in Section 3 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor and (y) a Warrant, in the form attached hereto as Annex II, for the purchase the number of Warrant Shares set forth in Section 3 of the Securities Purchase Agreement, such Warrant to be registered by the Company in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of the nominee designated by the Investor.

The Company’s obligation to issue the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth in Section 3 of the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the Company shall have executed Agreements for the purchase of Securities (including the Warrants), (b) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and (c) the Investor shall have received such documents as such Investor shall reasonably have requested, including, if requested, a standard opinion of Company Counsel in form and substance customary for transactions of this type.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since November 25, 2006 through the date hereof, including, without limitation, its report and any amendments thereto on Form 10-K for the fiscal year ended November 25, 2006, its reports on Form 10-Q for the fiscal quarters ended February 24, 2007 and all Current Reports on Form 8-K (the “SEC Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2 Due Authorization and Valid Issuance.

(a) The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements and the Warrants, and the Agreements and Warrants have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has all requisite power and authority to (x) issue, sell and deliver the Issued Shares to be issued, sold and delivered to the Investor at Closing, (y) sell and deliver the Warrants to be sold and delivered to the Investor at Closing and (z) issue, sell and deliver the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof.

(b) The issuance, sale and delivery of the Issued Shares at the Closing has been duly authorized by all necessary corporate action on the part of the Company, and all such Issued Shares have been duly reserved for issuance. The Issued Shares when so issued and delivered at the Closing in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens, encumbrances, security interests, right of first refusals, and preemptive rights (collectively, “Liens”), other than Liens created by the Investor. The issuance, sale and delivery of the Warrants at the Closing, and the issuance and delivery of the Warrant Shares issuable upon exercise of the Warrants, has been duly authorized by all necessary corporate action on the part of the Company, and all such Warrant Shares have been duly reserved for issuance. The Warrants when so issued and delivered at the Closing in accordance with the terms of this Agreement, and the Warrant Shares issuable upon exercise of the Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of the Warrants, will be duly and validly issued, fully paid and non-assessable, and free and clear of all Liens.

4.3 Non-Contravention. The execution and delivery of the Agreements and Warrants, the issuance and sale of the Issued Shares and Warrants under the Agreements, the issuance and sale of the Warrant Shares in accordance with the terms of the Warrants, the fulfillment of the terms of the Agreements and Warrants and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any Lien whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other federal, state or local governmental body or any other person is required for the execution and delivery of the Agreements and the Warrants, the valid issuance and sale of the Issued Shares and Warrants to be sold pursuant to the Agreements and the valid issuance and sale of the Warrant Shares issuable upon exercise of the Warrants, other than such as have been made or obtained, and except for (i) any post-closing securities filings required by state securities laws, and (ii) the filing of a Notice of Sale of Securities on Form D with the SEC as required under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

4.4 Capitalization. The number and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans or pursuant to any outstanding warrants or other equity or debt securities of the Company that are exercisable or convertible into shares of capital stock of the Company, in each case as of June 13, 2007, is as set forth in Schedule 4.4. The Company has not issued any capital stock since June 13, 2007 except (i) certain options to purchase shares of the Company’s common stock since that date pursuant to the Company’s Stock Incentive Plan as described in the SEC Documents, or (ii) shares reserved pursuant to a collateral protection agreement disclosed in the SEC Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the SEC Documents and/or on Schedule 4.4, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing or as otherwise set forth in the Agreements, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Issued Shares, the Warrants or the Warrant Shares or the issuance and sale thereof. No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Issued Shares and Warrants at the Closing or the issuance of the Warrant Shares upon the exercise of the Warrants. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any Lien, other than as described in the SEC Documents. Except as disclosed in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.5 Legal Proceedings. Except as set forth on Schedule 4.5, there is no material legal or governmental proceeding, claim, action or arbitration (each, an “Action”) pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the SEC Documents. There is no Action pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party to or of which the business or property of the Company or any Subsidiary is subject which could adversely affect or challenge the legality, validity or enforceability of any of the Agreements or Warrants. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

4.6 No Violations. Neither the Company nor any Subsidiary is (x) in violation of its charter, bylaws, or other organizational document, or (y) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which, in the case of clause (y) only, violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (z) is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

4.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 4.1, 4.12, 4.13, and 4.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the SEC Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

4.8 Intellectual Property. Except as specifically disclosed in the SEC Documents (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, manufacturing processes, design process, logos, trade names, hardware designs, programming processes, software, trade secrets, trade names and know-how (collectively, “Intellectual Property”) described or referred to in the SEC Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries is infringing or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

4.9 Financial Statements. The financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) on Form 10-Q under the Exchange Act and except as disclosed in the SEC Documents. The other financial information contained in the SEC Documents has been prepared on a basis consistent with the financial statements of the Company.

4.10 No Material Adverse Change. Except as disclosed in the SEC Documents, Since the date of the latest audited financial statements included in the Company’s most recent Annual Report on Form 10-K, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its Subsidiaries considered as one enterprise, (ii) any material adverse event affecting the Company or its Subsidiaries, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, (v) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect, or (vi) any event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect.

4.11 Disclosure. Except with respect to the material terms and conditions of the transaction contemplated by the Agreements and as may be covered by a separate confidentiality agreement which may be publicly disclosed by the Company pursuant to Section 15(b) hereof, the Company confirms that neither it nor any person acting on its behalf has provided the Investor with any information that constitutes material, non-public information.

4.12 Nasdaq Compliance. Except as otherwise disclosed in the SEC Documents, the Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. Capital Market (the “Nasdaq Capital Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (“NASD”) is contemplating terminating such registration or listing.

4.13 Reporting Status. The Company believes that it has filed with the SEC in a timely manner all reports and documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Company believes that it is eligible to use Form S-3 to register the resale of the Issued Shares and Warrant Shares by the Investors under the Securities Act in accordance with this Agreement, and if not, the Company shall file a resale registration statement on Form S-1. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company does not have pending before the SEC any request for confidential treatment of information or documents.

4.14 Listing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. (or any other securities exchange, interdealer quotation system or other market on which the Common Stock is then listed) with respect to the issuance of the Issued Shares, the Warrants and the Warrant Shares and the listing Issued Shares and Warrant Shares on the Nasdaq Capital Market (or any other securities exchange, interdealer quotation system or other market on which the Common Stock is then listed).

4.15 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Issued Shares or Warrant Shares.

4.16 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.17 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.18 Accountants. Ernst & Young LLP, whom the Company expects will express its opinion with respect to the financial statements to be included or incorporated by reference from the Company's Annual Report on Form 10-K for the year ended November 25, 2006, into the Registration Statement (as defined below) and the prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

4.19 Contracts. The contracts described in the SEC Documents that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

4.20 Taxes. The Company and each of its Subsidiaries have filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes shown thereon, except taxes which have not yet accrued or otherwise become due. The provision for taxes of the Company included in the provision for accrued liabilities in the Company’s financial statements is adequate for taxes due or accrued as of the dates thereof. All taxes and other assessments and levies which the Company or any of its Subsidiaries is required to withhold or collect have been withheld and collected in a timely manner and have been paid over to the proper governmental authorities to the extent required to be so paid. With regard to the income tax returns of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of the Company or any of its Subsidiaries of any type is pending or, to the Company’s knowledge, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company or any of its Subsidiaries for any year.

4.21 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.22 Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof, (i) the offer and sale of Issued Shares and Warrants hereunder is exempt from registration under the Securities Act and (ii) upon the exercise of the Warrants in accordance with the terms thereof, the issuance and sale of the Warrant Shares will be exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this Offering and sale of the Securities other than the documents of which this Agreement is a part or the SEC Documents. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Issued Shares, the Warrants or the Warrant Shares as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

4.23 Use of Proceeds. The proceeds from the sale of the Securities hereunder shall be used solely for general working capital purposes.

4.24. Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens disclosed in the SEC Documents and except as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities or personal property held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.25 Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, in each case that would be required to be disclosed now or in the future in an SEC Document pursuant to the requirements of Item 404 of Regulation S-K.

4.26 Environmental Compliance. Except as set forth in the SEC Documents, to the know of the Company, neither the Company nor any of its Subsidiaries (a) is presently in noncompliance with, any federal, state, and local environmental and health and safety laws, rules, regulations, ordinances, guidelines, codes, orders, approvals and similar items (“Environmental Laws”) applicable to its business and properties; (b) has generated, manufactured, used, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product other than ordinary cleaning and other similar products (“Hazardous Materials”) as defined under any Environmental Law, or any solid waste, other than such instances and Hazardous Materials as are normally consumed by businesses engaged in operations substantially similar to those conducted by the Company, and has any knowledge of the release or threat of release of any Hazardous Materials from its products, properties or facilities except in compliance with law; (c) has entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities.

4.27 Brokerage. Except as set forth on Schedule 4.27, there are no, and will be no, claims for and no person or entity is entitled to any brokerage commissions, finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement from the Company or any of its Subsidiaries or based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries. The Investor shall have no direct obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

4.28 Employee Benefit Plans. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries maintains or contributes to any employee benefit plans. The Company and each of its Subsidiaries is in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by the Company or any of its Subsidiaries for the benefit of its employees and, to the Company’s knowledge, there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. Neither the Company nor any of its Subsidiaries has any retirement, pension or deferred compensation plans or programs. For purposes of this Section 4.28, the term “Company” includes all entities that have controlled, have been under the control of, or have been under common control with, the Company.

4.29 Employees. Except as set forth in the SEC Documents, no officer or key employee of the Company or any of its Subsidiaries (orally or in writing) has notified the Company that he or she intends to terminate employment with the Company or any of its Subsidiaries.

4.30 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.31 Registration Rights. The Company has not granted or agreed to grant to any person or entity any rights (including “piggyback” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority on any registration statement on which the Shares and Warrant Shares for the Investors (and for the finder’s fee, if any) will be registered pursuant to the terms of this Agreement; provided, however, the Company may elect to include certain shares issued pursuant to an Agreement and Plan of Merger dated as of February 6, 2007, and amended on June 25, 2007 if issued on or before the filing date of the registration statement.

5. Representations, Warranties and Covenants of the Investor.

5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor is acquiring the number of Securities set forth in Section 3 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Investor Questionnaire for use in preparation of the Registration Statement and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Securities set forth in Section 3 of the Securities Purchase Agreement, relied only upon the SEC Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. The Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire, which questionnaire is true, correct and complete in all material respects.

5.2 The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 7.2 of this Agreement. The Investor is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the Investor would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the Investor’s net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

5.3 The Investor has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment. Among others, the undersigned has carefully considered each of the risks identified in the SEC Documents.

5.4 The Investor recognizes that an investment in the Company involves certain risks and it has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor is able to bear the substantial economic risks related to an investment in the Company for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, can afford a complete loss of such investment.

5.5 The Investor is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any investment seminar or meeting open to the public.

5.6 If the Investor is a partnership, corporation, limited liability company or trust, such partnership, corporation, limited liability company or trust has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

5.7 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.8 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

5.9 The Investor understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

5.10 The Investor represents and warrants that Investor (either alone or as part of a “group” within the meaning of the Securities Act) shall not acquire or shall not have the right to acquire Securities as a result of the Agreements such that, on a pro forma basis for the purchase of Securities and Warrant Shares under this Agreement, the Investor or group would beneficially own 20% or more of the voting power or total shares outstanding of the Company.

5.11 The Investor understands that the Securities and Warrant Shares have not been registered under the Securities Act, that that the certificates evidencing the Securities and Warrant Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities or Warrant Shares unless (i) pursuant to an effective registration statement under the Securities Act, (ii) the Investor provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Securities or Warrant Shares may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (iii) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Issued Shares, Warrants or the Warrant Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

7. Registration of the Securities; Compliance with the Securities Act.

7.1 Registration Procedures and Other Matters. The Company shall:

(a) prepare and file with the SEC, within 60 calendar days after the Closing Date (the “Registration Statement Filing Date”), a registration statement on Form S-3, or other appropriate form if the Company is not then eligible to use Form S-3, (the “Registration Statement”), to enable the resale of the Registrable Securities by the Investors through the automated quotation system of the Nasdaq Capital Market (or any other securities exchange, interdealer quotation system or other market on which the Common Stock is traded) or in privately-negotiated transactions pursuant to Rule 415 of the Securities Act;

(b) use its commercially reasonable efforts to cause the Registration Statement to become effective within 60 days after the Registration Statement Filing Date (unless the Registration Statement is reviewed by the SEC, then within 90 days) (such 60 or 90 day period, as applicable, the “Registration Statement Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC prior to the Registration Statement Effectiveness Date, any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

(c) use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, continuously effective and free from any material misstatement or omission to state a material fact for a period (the “Effectiveness Period”) not exceeding, with respect to each Investor’s Registrable Securities, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Registrable Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Registrable Securities held by such Investor have been sold pursuant to a registration statement;

(d) if at any time during the Effectiveness Period, less than 95% of the then outstanding Registrable Securities are then registered pursuant to a Registration Statement filed pursuant to clause (a) above, then (x) the Company shall file as soon as reasonably practicable, but in any case within 30 days following the event resulting in less than 95% of the then outstanding Registrable Securities being so registered (the “Additional Registration Statement Filing Date”), an additional Registration Statement conforming with the requirements of this Section 7.1 covering the resale by the Holders of not less than 100% of the number of then Registrable Securities, (y) use its best efforts to cause such additional Registration Statement to become effective within 60 days after the Additional Registration Statement Filing Date (unless such additional Registration Statement is reviewed by the SEC, then within 90 days) (such 60 or 90 day period, as applicable, the “Additional Registration Statement Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC prior to the Additional Registration Statement Effectiveness Date, any financial statements that are required to be filed prior to the effectiveness of such additional Registration Statement, and (z) use its best efforts to cause such additional Registration Statement to remain current, continuously effective and free from any material misstatement or omission to state a material fact during the entire Effectiveness Period;

(e) furnish to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g) use its commercially reasonable efforts to comply in all material respects with the provisions of the Securities Act and the Exchange Act, together with the rules and regulations promulgated thereunder, with respect to the Registration Statement and the disposition of all Registrable Securities covered thereby;

(h) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(i) provide a transfer agent and registrar for all Registrable Securities subject to a Registration Statement.

(j) if requested by the Investors, cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may request.

(k) provide a copy of any Registration Statement and any amendments or supplements thereto and the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC;

(l)  provide a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(m) bear all expenses in connection with the procedures in paragraph (a) through (l) of this Section 7.1 and the registration of the Securities pursuant to the Registration Statement; and

(n) in the event that (i) the Company fails to file the Registration Statement pursuant to clause (a) above on or before the Registration Statement Filing Date, (ii) the Company fails to file any additional Registration Statement required to be filed pursuant to clause (d) above on or before its applicable Additional Registration Statement Filing Date, (iii) the Registration Statement required to be filed pursuant to clause (a) above is not declared effective on or before the Registration Statement Effectiveness Date, (iv) any additional Registration Statement required to be filed pursuant to clause (d) above is not declared effective on or before the applicable Additional Registration Statement Effectiveness Date, (v) the Company fails to file with the SEC a request for acceleration within five business days of the date that the Company is notified by the SEC that any Registration Statement will not be “reviewed,” or is not subject to further review, or (vi) after a Registration Statement has been declared effective, either (x) such Registration Statement ceases to be effective or available for any reason or (y) the occurrence of any Suspension, other than, in the case of clause (x) or (y) a suspension by the Company of the use of the Prospectus forming a part of Registration Statement for not more than 30 days in any period of 365 consecutive days solely to the extent it is suspended in reliance on an ability to do so due to the existence of a development that, in the good faith discretion of the Company’s Board of Directors, makes it appropriate to so suspend or which renders the Company unable to comply with SEC requirements (any such failure or event described in the foregoing clauses (i) through (vi), an “Event”, and the date on which such Event occurs being referred to as an “Event Date”) then, in addition to any other rights available to the Investors under this Agreement or applicable law, on each monthly anniversary of each such Event Date and until such time as all then continuing Events shall have been cured, the Company shall pay to each Investor in cash in immediately available funds, as partial liquidated damages and not as a penalty, an amount equal to 1% of the aggregate purchase price of the Registrable Securities purchased by the Investors pursuant to this Agreement (not to exceed 15% total) (the “Registration Penalty”) for each month, or pro rata from any portion thereof, following such Event Date. The Registration Penalty shall accrue on a daily basis and shall be payable in arrears by the Company within 10 days of the end of each monthly anniversary of the Event Date until such time as all then continuing Events shall have been cured. Any Registration Penalty payable under this Section 7.1(n) shall be in addition to any remedies available to the Investors at law or in equity by reason of any breach of this Agreement by the Company.

7.2 Transfer of Securities After Registration; Suspension.

(a) The Investor agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Issued Shares or Warrants that would constitute a sale within the meaning of the Securities Act except as contemplated in a Registration Statement referred to in Section 7.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that paragraph (c) or (d) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to a Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c) In addition to any suspension rights under paragraph (d) below, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the judgment of the Board, renders it advisable to suspend use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company’s securities, the Company may suspend use of the Prospectus, on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case the Investor shall discontinue disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Investor or until the Investor is advised in writing by the Company that sales of Registrable Securities under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Notwithstanding the foregoing, in no event shall such suspension be for a period of more than ninety (90) consecutive days in any twelve month period from the giving of the suspension notice. The suspension and notice thereof described in this Section 7.2(c) shall be held in strictest confidence and shall not be disclosed by the Investor.

(d) Subject to paragraph (e) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver, via Federal Express or other overnight delivery service, a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

(e) Notwithstanding the foregoing Section 7.2(d), the Investor shall not be prohibited from selling Securities under the Registration Statement as a result of Suspensions for more than 30 days in any twelve month period (the "Restricted Period"); provided that the Company may extend such Restricted Period for more than 30 days (but in no event for more than 60 days) if, in the good faith judgment of the Company’s Board of Directors, upon the written opinion of counsel, the sale of Registrable Securities under the Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company, in which case, the Company shall pay the Investor in cash the Registration Penalty as set forth in Section 7.1(s). The Investor hereby covenants not to sell any of the Registrable Securities during any Restricted Period in accordance with this Section.

(f) Provided that a Suspension is not then in effect, the Investor may sell Registrable Securities under the Registration Statement or in any other manner permitted by law. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

7.3 Indemnification. For the purpose of this Section 7.3:

(i) the term “Registration Statement” shall include (a) any Registration Statement referred to in Section 7.1, (b) the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of a Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and (c) any exhibit, supplement or amendment included in or relating to a Registration Statement referred to in Section 7.1; and

(ii) the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in a Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a) The Company agrees to indemnify and hold harmless each Investor, the officers, directors, investment advisors, partners, members, attorneys, and employees of each of the Investor, each person or entity who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, investment advisors, partners, members, attorneys, and employees of each such controlling person or entity (collectively, the “Investor Indemnitees”) from and against any losses, claims, damages or liabilities to which such Investor Indemnitee may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Investor Indemnitee for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of the applicable Investor specifically for use in preparation of the Registration Statement or the failure of the applicable Investor to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Registrable Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor at a reasonable time prior to the pertinent sale or sales by the Investor. The Company shall reimburse each Investor Indemnitee for the amounts provided for herein on demand as such expenses are incurred.

(b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by such Investor to comply with the covenants and agreements contained in Section 7.2 hereof respecting sale of the Registrable Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person, as the case may be) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor’s obligation to indemnify the Company shall be limited to the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such liability.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that (x) if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof or (y) the indemnifying party shall have failed promptly to assume the defense of such action or to employ counsel reasonably satisfactory to such indemnified party in any such action, then, in the case of either clause (x) or (y), the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other selling shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such liability exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joined with any other selling shareholders.

(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5 Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by the Investor, the Company will furnish to the Investor upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of the Investor, the Chief Executive Officer or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with the Investor or a representative thereof during normal business hours at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise use its commercially reasonable best efforts to cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto and, provided, further, that such investigation shall not interfere with the normal business operations of the Company.

7.6 Registrable Securities. As used herein, the term “Registrable Securities” shall mean (i) the Issued Shares, (ii) the Warrant Shares, and (iii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:
Innovo Group Inc.
5901 South Eastern Avenue
Commerce, CA 90040
Attn: Marc. B. Crossman

(b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14. Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

15. Non-Public Information.

15.1 The Investor represents to the Company that, at all times during the Company’s offering of the Securities, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts at the sole expense of the Company to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

15.2 The Company shall on the Closing Date issue a press release (the “Closing Date Press Release”) disclosing the material terms of the transactions contemplated hereby (including at least the number of Securities sold and proceeds therefrom). The Company will use its commercially reasonable efforts to disclose on or before the Registration Statement Effectiveness Date, any other material, non-public information disclosed to the Investor pursuant to Section 15.1 above, if applicable.

16. Right to Participate in Future Offerings.

16.1 For a period of eighteen months after the Closing Date, the Investor shall have the right, but not the obligation, to purchase a pro rata portion of any future sales of Common Stock or securities convertible into Common Stock, except for Certain Permitted Issuances (as defined below) (each, a “Subsequent Financing”), on the same terms and conditions that are offered to the investor participating in such Subsequent Financing. The Investor shall have the right to purchase up to the number of shares of Common Stock or securities convertible into Common Stock such that the Investor acquires the number of shares equivalent to maintain the same percentage ownership in the Company, excluding Certain Permitted Issuances. Notwithstanding the foregoing, the Company shall not be required to increase the amount of shares of Common Stock or securities convertible into Common Stock offered in the Subsequent Financing to ensure that the Investor maintains his percentage ownership. The amount of shares of Common Stock or securities convertible into Common Stock to be sold in such Subsequent Financing shall be reduced by the amount of shares being purchased by the Investor and any other Investor pursuant to the rights granted under the Agreements.

16.2 In the event of a Subsequent Financing, the Company shall promptly inform the Investor in writing of the terms and conditions of the Subsequent Financing, state the nature of the rights granted thereunder and directions for exercise (the “Notice”). The Investor may exercise all or part of such right and must respond within the time frames set forth in the Notice (which time frame shall not be less than 14 calendar days) , the failure to respond shall be deemed to mean the Investor declines his rights hereunder. Should the Investor decline for any reason or fail to respond to the Notice, then Company shall have the right to proceed with the Subsequent Financing with no further obligation to the Investor, except as provided in Section 17 hereunder.

16.3 For purposes of the Agreements, the term “Certain Permitted Issuances” shall mean any shares of Common Stock or securities convertible into Common Stock issued pursuant to (i) consideration for any acquisition or merger with another company, (ii) consideration for the purchase of all or substantially all of a company’s assets, (iii) any employee benefit plans disclosed in the SEC Documents, or (iv) any outstanding warrants, options or other securities disclosed in the SEC Documents.

17. Future Offering Payment. In the event that the Company issues any shares of Common Stock, securities convertible into Common Stock, options or warrants to other investors in another private placement offering for a period of eighteen (18) months after the Closing Date where the exercise price of the securities convertible into Common Stock, options or warrants or purchase price of the Common Stock is at a price less than the exercise price of the Warrants, then the Company shall pay to the Investors an amount equal to the product of the difference between the exercise price of the Warrants and the exercise price of the securities convertible into Common Stock, options or warrants or the issue price of the equity, as applicable, times the maximum number of Warrants issued herein (“Future Offering Payment”). The Future Offering Payment shall be paid in cash within 10 days of the closing of the future offering. The Investor shall not be entitled to a Future Offering Payment in the event of a Certain Permitted Issuance.

18. Expenses. The Company shall reimburse the Investors for up to $50,000 of the Investors’ costs and expenses related to preparation and execution of the Agreements, including, but not limited to, due diligence expenses, accounting expenses, other incidental costs and expenses and reasonable attorney’s fees for one outside counsel selected by the Investors in their sole discretion.

INNOVO GROUP INC

INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Innovo Group Inc.
5901 South Eastern Avenue
Commerce, CA 90040
This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.10 per share, of Innovo Group Inc. (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants” and together with the Common Stock, the “Securities”). The Securities are being offered and sold by Innovo Group Inc. (the “Company”) without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A. BACKGROUND INFORMATION

Name:___________________________________________________________________________________________________________________

Business Address:_________________________________________________________________________________________________________
(Number and Street)

_______________________________________________________________________________________________________________________
(City)                                                                               (State)     (Zip Code)

Telephone Number: (___) ___________________________________________________________________________________________________

Residence Address (for individuals): ___________________________________________________________________________________________
(Number and Street)

_______________________________________________________________________________________________________________________
                                            (City)                      (State)     (Zip Code)

Telephone Number: (___) ___________________________________________________________________________________________________

If an individual:

Age:________	Citizenship:___________________	Where registered to vote:_______________________

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:_____________________________________________________________________________________________________

State of formation:________________________________	Date of formation:____________________________________________

Social Security or Tax Identification No.__________________________________________________

Send all correspondence to (check one): ____ Residence Address         ____ Business Address

Current ownership of securities of the Company: (1) __________shares of common stock, par $0.10 per share; (2) options and/or warrants to purchase__________shares of Common Stock

B. STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):1

____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

____ (4) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

____ (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

1 As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

____ (7) an entity in which all of the equity owners are accredited investors (as defined above). (Note: If this item is selected, each equity owner must submit an individual investor questionnaire.)

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this 27th day of June 2007, and declares under oath that it is truthful and correct.

Print Name

By: _____________________________________________________

Title: Authorized Signatory
(required for any purchaser that is a corporation, partnership, trust or other entity)

[Company Letterhead]
_________, 2007

Re: Innovo Group Inc.; Registration Statement on Form S-3

Dear Selling Shareholder:

Enclosed please find five (5) copies of a prospectus dated ______________, ____ (the “Prospectus”) for your use in reselling your shares of common stock, $0.10 par value (the “Securities”), of Innovo Group Inc. (the “Company”), under the Company’s Registration Statement on Form S-3 (or other acceptable Form) (Registration No. 333-XXXXX) (the “Registration Statement”), which has been declared effective by the Securities and Exchange Commission. As a selling shareholder under the Registration Statement, you have an obligation to deliver a copy of the Prospectus to each purchaser of your Securities, either directly or through the broker-dealer who executes the sale of your Securities.

The Company is obligated to notify you in the event that it suspends trading under the Registration Statement in accordance with the terms of the Securities Purchase Agreement between the Company and you. During the period that the Registration Statement remains effective and trading thereunder has not been suspended, you will be permitted to sell you Securities which are included in the Prospectus under the Registration Statement. Upon a sale of any Securities under the Registration Statement, you or your broker will be required to deliver to the Transfer Agent, Continental Stock Transfer and Trust Company (1) your restricted stock certificate(s) representing the Securities, (2) instructions for transfer of the Securities sold, and (3) a representation letter from your broker, or from you if you are selling in a privately negotiated transaction, or from such other appropriate party, in the form of Exhibit A attached hereto (the “Representation Letter”). The Representation Letter confirms that the Securities have been sold pursuant to the Registration Statement and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale was made in accordance with all applicable securities laws, including the prospectus delivery requirements.

Please note that you are under no obligation to sell your Securities during the registration period. However, if you do decide to sell, you must comply with the requirements described in this letter or otherwise applicable to such sale. Your failure to do so may result in liability under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Please remember that all sales of your Securities must be carried out in the manner set forth under the caption “Plan of Distribution” in the Prospectus if you sell under the Registration Statement. The Company may require an opinion of counsel reasonably satisfactory to the Company if you choose another method of sale. You should consult with your own legal advisor(s) on an ongoing basis to ensure your compliance with the relevant securities laws and regulations.

In order to maintain the accuracy of the Prospectus, you must notify the undersigned upon the sale, gift, or other transfer of any Securities by you, including the number of Securities being transferred, and in the event of any other change in the information regarding you which is contained in the Prospectus. For example, you must notify the undersigned if you enter into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Depending on the circumstances, such transactions may require the filing of a supplement to the prospectus in order to update the information set forth under the caption “Plan of Distribution” in the Prospectus.

Should you need any additional copies of the Prospectus, or if you have any questions concerning the foregoing, please write to me at Innovo Group Inc., 5901 South Eastern Avenue, Commerce, CA 90040. Thank you.

Sincerely,

Marc B. Crossman,
CEO, President and CFO
Innovo Group, Inc.

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